News Release
For Immediate Release
GenCorp Reports 2010 First Quarter Results

SACRAMENTO, Calif. – March 25, 2010 – GenCorp Inc. (NYSE: GY) today reported results for the first quarter of 2010.

Sales for the first quarter of 2010 increased by 9%, and totaled $186.8 million compared to $170.9 million for the first quarter of 2009.  Higher sales volume on numerous space and defense programs generated the increase in net sales, partially offset by a decline in deliveries under the Atlas V program.

Net loss for the first quarter of 2010 was $8.9 million, or $0.15 diluted loss per share, compared to net income of $19.4 million, or $0.31 diluted earnings per share for the first quarter of 2009.  The decrease in operating results was primarily due to an increase of $11.9 million in non-cash retirement benefit expense in the first quarter of 2010 and an income tax benefit of $20.5 million in the first quarter of 2009 primarily resulting from new guidance clarifying which costs qualify for ten-year carryback of tax net operating losses for refund of prior years’ taxes.

As of February 28, 2010, the Company had $251.3 million in cash and marketable securities, including $67.3 million of cash restricted for the repurchase of debt.  Cash provided by operating activities in the first quarter of 2010 totaled $77.4 million, compared to $10.5 million used in the first quarter of the prior year.

“Our results for the first quarter of 2010 demonstrated continued growth in sales and cash generation, “ said Scott J. Seymour, GenCorp Inc. President and CEO, and President, Aerojet – General Corporation. “We remain focused on increasing sales, our operating efficiencies and strengthening our capital structure.”

Operations Review

Aerospace and Defense Segment

Sales for the first quarter of 2010 increased to $185.1 from $169.3 million in the first quarter of 2009.  The increase in net sales was primarily due to the following: (i) the release of NASA funding constraints on the Orion program generating $11.4 million of additional net sales; (ii) awards received in fiscal 2009 on divert and attitude control system programs generating $8.7 million of additional net sales; (iii) a new award on the Patriot 2 (GEM-T) program resulting in $3.4 million of additional net sales; and (iv) $2.2 million of higher sales under the Taurus 2 program with Orbital Sciences related to a new award in fiscal 2009.  The increase in net sales was partially offset by a decline in deliveries of rocket motors under the Atlas V program in the current period compared to the prior year period.

Segment performance for the first quarter of 2010 was income of $9.5 million compared to income of $14.6 million in the first quarter of 2009. The decrease in segment performance was primarily the result of an increase of $8.0 million in non-cash retirement benefit plan expense in 2010 partially offset by the contribution from higher net sales.

-more-

A summary of our backlog is as follows:

	February 28,	November 30,
	2010	2009
	(In millions)
Funded backlog	$801.3	$811.2
Unfunded backlog	442.9	379.6
Total contract backlog	$1,244.2	$1,190.8

Total backlog includes both funded backlog (the amount for which money has been directly appropriated by the U.S. Congress, or for which a purchase order has been received from a commercial customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to delivery delays or program cancellations which are beyond our control.

Real Estate Segment

Sales and segment performance for the first quarter of 2010 were $1.7 million and $1.2 million, respectively, compared to $1.6 million and $1.0 million for the first quarter of 2009, respectively.   Net sales and segment performance consist primarily of rental property operations.

Additional Information

Debt Activity

Our borrowing / repayment activity during the first quarter of 2010 was as follows:

	November 30, 2009	Additions	Debt Discount Amortization	Payments	February 28, 2010
	(In millions)
Term loan	$68.3	$—	$—	$(16.8)	$51.5
9½% Senior Subordinated Notes (“9½% Notes”)	97.5	—	—	—	97.5
4% Contingent Convertible Subordinated Notes	125.0	—	—	(124.7)	0.3
4.0625% Convertible Subordinated Debentures (“4 1/16 Debentures”)	—	200.0	—	—	200.0
2¼% Convertible Subordinated Debentures (“2¼ Debentures”)	146.4	—	—	—	146.4
Debt discount on 2¼% Debentures	(17.0)	—	2.0	—	(15.0)
Promissory note	1.4	—	—	(0.7)	0.7
Total Debt and Borrowing Activity	$421.6	$200.0	$2.0	$(142.2)	$481.4

As of February 28, 2010, the borrowing limit under the revolving credit facility (“Revolver”) was $80.0 million with all of it available. Also, as of February 28, 2010, the Company had $84.8 million outstanding letters of credit under the $125.0 million letter of credit subfacility and had permanently reduced the amount of its term loan subfacility to the $51.5 million outstanding.

On March 17, 2010, the Company executed an amendment (the “Amendment”) to its $280.0 million senior credit facility.  The Amendment, among other things, (i) permits the Company to repurchase or refinance its outstanding convertible subordinated notes and senior subordinated notes, subject to certain conditions; (ii) permits the Company to incur additional senior unsecured or subordinated indebtedness, subject to specified limits and other conditions; (iii) permits the Company to conduct a rescission offer, using stock and/or up to $15.0 million in cash, with respect to certain units issued under the GenCorp Savings Plan; (iv) permits the Company to repurchase its stock, subject to certain conditions; (v) limits the circumstances under which the Company would have to mandatorily prepay loans under the senior credit facility with the proceeds from equity issuances; and (vi) amends the definitions of the leverage ratio and net cash proceeds from permitted real estate sales.  The Amendment reduces the Revolver capacity from $80.0 million to $65.0 million and the letter of credit subfacility capacity from $125.0 million to $100.0 million, and also removes an additional term loan facility of up to $75.0 million.  Under the Amendment, the interest rate on LIBOR rate borrowings is LIBOR plus 325 basis points, an increase of 100 basis points, and the letter of credit subfacility commitment fee has been similarly amended.  The Amendment also provides for a commitment fee on the unused portion of the Revolver in the amount of 62.5 basis points, an increase of 12.5 basis points.

-more-

On March 18, 2010, the Company entered into an agreement with certain holders to repurchase $22.5 million principal amount of its 9 ½% Notes at 102% of par, plus accrued and unpaid interest, and $14.3 million principal amount of its 2¼% Debentures at 93% of par, plus accrued and unpaid interest. The Company repurchased the debt using a portion of the net proceeds of the 4 1/16% Debentures issued in December 2009, and will record a charge of approximately $0.2 million in the second quarter of 2010, including the write-off of deferred financing costs associated with the repurchased debt.

As of December 1, 2009, the Company adopted a new accounting standard which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. The guidance is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the effective date of this guidance.  The Company’s adoption of this guidance affects its 2¼% Debentures; accordingly, during the first quarter of 2010 and 2009, interest expense includes $2.0 million and $1.9 million, respectively, of non-cash debt discount amortization.

Retirement Benefit Plans

Components of retirement benefit expense (benefit) are as follows:

	Three months ended
	February 28, 2010	February 28, 2009
	(In millions)
Service cost	$1.2	$3.2
Interest cost on benefit obligation	22.5	23.5
Assumed return on plan assets	(26.9)	(25.9)
Recognized net actuarial losses (gains)	13.7	(2.2)
Net periodic retirement benefit expense (benefit)	$10.5	$(1.4)

The increase in retirement benefit expense reflects higher actuarial losses recognized in the first quarter of 2010 compared to the first quarter of 2009.  The increase was primarily the result of (i) a decrease in the discount rate due to lower market interest rates used to determine the Company’s retirement benefit obligation to 5.65% as of November 30, 2009 compared to 7.10% as of August 31, 2008, and (ii) an increase in the impact of amortization of prior years’ net investment losses, including the fourth quarter of 2008 which was not previously recognized due to the August 31, 2008 valuation date.

As of February 28, 2010, the Company’s defined benefit pension plan assets were $1.3 billion.  The Pension Protection Act (“PPA”), enacted in August 2006, requires underfunded pension plans to improve their funding ratios within prescribed intervals based on the funded status of the plan as of specified measurement dates. The funded ratio as of November 30, 2008, under the PPA for the Company’s defined benefit pension plan was 93%, above the 92% ratio required under the PPA, as amended. The required ratio to be met as of the Company’s November 30, 2009 measurement date is 94%. The final calculated PPA funded ratio as of November 30, 2009 is expected to be completed in the second half of 2010.

-more-

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	the cost of servicing the Company’s debt and the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
•	the earnings and cash flow of the Company’s subsidiaries and the distribution of those earnings to the Company;
•
the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;

•	effects of changes in discount rates, actual returns on plan assets, and government regulations of defined benefit pension plans;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	environmental claims related to the Company’s current and former businesses and operations;
•	changes in the amount recoverable from environmental claims;
•	the results of significant litigation;
•	cancellation or material modification of one or more significant contracts;
•	future reductions or changes in U.S. government spending;
•	cost-overruns on the Company’s contracts that require the Company to absorb excess costs;
•	failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
•	failure to secure contracts;
•	failure to comply with regulations applicable to contracts with the U.S. government;
•	significant competition and the Company’s inability to adapt to rapid technological changes;
•	product failures, schedule delays or other problems with existing or new products and systems;
•	the release or explosion of dangerous materials used in the Company’s businesses;
•	loss of key qualified suppliers of technologies, components, and materials;
•	risks inherent to the real estate market;
•	changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
•
the Company’s ability to execute its real estate business plan including our ability to obtain, or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•	costs and time commitment related to potential acquisition activities;
•	additional costs related to the Company’s divestitures;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	fluctuations in sales levels causing the Company’s quarterly operating results and cash flows to fluctuate;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	changes in the Company’s contract-related accounting estimates;
•	new accounting standards that could result in changes to the Company’s methods of quantifying and recording accounting transactions;
•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

-more-

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Kathy Redd, chief financial officer 916.355.2361
Media: Linda Cutler, vice president, corporate communications  916.351.8650

(Tables to follow)

-more-

GenCorp Inc.
Condensed Consolidated Statements of Operations
	Three Months Ended
	February 28,	February 28,
(In millions, except per-share amounts)	2010	2009 (1)
	(Unaudited)
Net Sales	$186.8	$170.9
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	169.7	148.9
Selling, general and administrative	5.0	2.1
Depreciation and amortization	6.0	6.0
Other expense (income), net	0.1	(0.4)
Unusual items:
Legal related matters	0.2	0.4
Executive severance agreements	1.4	1.8
Total operating costs and expenses	182.4	158.8
Operating income	4.4	12.1
Non-operating (income) and expense:
Interest income	(0.3)	(0.5)
Interest expense	10.4	9.9
Total non-operating expenses, net	10.1	9.4
(Loss) income from continuing operations before income taxes	(5.7)	2.7
Income tax provision (benefit)	4.2	(20.5)
(Loss) income from continuing operations	(9.9)	23.2
Income (loss) from discontinued operations, net of income taxes	1.0	(3.8)
Net (loss) income	$(8.9)	$19.4
(Loss) Income Per Share of Common Stock
Basic:
(Loss) income per share from continuing operations	$(0.17)	$0.40
Income (loss) per share from discontinued operations, net of income taxes	0.02	(0.07)
Net (loss) income per share	$(0.15)	$0.33
Diluted:
(Loss) income per share from continuing operations	$(0.17)	$0.37
Income (loss) per share from discontinued operations, net of income taxes	0.02	(0.06)
Net (loss) income per share	$(0.15)	$0.31

Weighted average shares of common stock outstanding	58.5	58.3
Weighted average shares of common stock outstanding, assuming dilution	58.5	66.4

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

-more-

GenCorp Inc.
Operating Segment Information

(In millions)
	Three Months Ended
	February 28,	February 28,
	2010	2009 (1)
Net Sales:	(Unaudited)
Aerospace and Defense	$185.1	$169.3
Real Estate	1.7	1.6
Total Net Sales	$186.8	$170.9

Segment Performance: Aerospace and Defense
Segment performance before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items	$17.3	$14.6
Environmental remediation provision adjustments	(0.3)	(0.3)
Retirement benefit plan (expense) benefit	(7.3)	0.7
Aerospace and Defense unusual items	(0.2)	(0.4)
Aerospace and Defense Total	9.5	14.6

Real Estate	1.2	1.0
Total Segment Performance	$10.7	$15.6

	Three Months Ended
	February 28,	February 28,
(In millions)	2010	2009 (1)
	(Unaudited)
Reconciliation of segment performance to (loss) income from continuing operations before income taxes:
Segment Performance	$10.7	$15.6
Interest expense	(10.4)	(9.9)
Interest income	0.3	0.5
Stock-based compensation benefit (expense)	1.5	(0.1)
Corporate retirement benefit plan (expense) benefit	(3.2)	0.7
Corporate and other expenses	(3.2)	(2.3)
Corporate unusual items	(1.4)	(1.8)
(Loss) income from continuing operations before income taxes	$(5.7)	$2.7

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance.  Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, income or expenses related to divested businesses, provisions for unusual items not related to the operations, stock-based compensation, interest expense, interest income, and income taxes.  The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.  Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for on-going business operations. It is on this basis that management internally assesses the financial performance of its segments.

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

-more-

GenCorp Inc.
Condensed Consolidated Balance Sheets
	February 28,	November 30,
(In millions)	2010	2009 (1)
Current Assets	(Unaudited)
Cash and cash equivalents	$139.1	$126.3
Marketable securities	44.9	—
Accounts receivable	96.3	116.3
Inventories	53.3	61.8
Recoverable from U.S. government and other third parties for environmental remediation costs and other	31.7	30.6
Grantor trust	2.7	2.4
Other receivables, prepaid expenses and other	23.0	32.8
Income taxes	—	2.4
Total Current Assets	391.0	372.6

Noncurrent Assets
Restricted cash	67.3	—
Property, plant and equipment, net	129.2	129.9
Real estate held for entitlement and leasing	56.4	55.3
Recoverable from U.S. government and other third parties for environmental remediation costs and other	153.1	154.3
Grantor trust	15.9	17.8
Goodwill	94.9	94.9
Intangible assets	18.1	18.5
Other noncurrent assets, net	92.8	91.6
Total Noncurrent Assets	627.7	562.3
Total Assets	$1,018.7	$934.9

Liabilities, Redeemable Common Stock, and Shareholders’ Deficit
Short-term borrowings and current portion of long-term debt	$1.2	$17.8
Accounts payable	24.1	18.4
Reserves for environmental remediation costs	46.6	44.5
Postretirement medical and life insurance benefits	7.2	7.2
Advance payments on contracts	89.6	66.0
Other current liabilities	107.7	107.5
Total Current Liabilities	276.4	261.4

Noncurrent Liabilities
Senior debt	51.0	51.2
Senior subordinated notes	97.5	97.5
Convertible subordinated notes	331.7	254.4
Other debt	—	0.7
Deferred income taxes	11.1	9.6
Reserves for environmental remediation costs	175.2	178.2
Pension benefits	220.4	225.0
Postretirement medical and life insurance benefits	75.1	75.7
Other noncurrent liabilities	48.3	54.1
Total Noncurrent Liabilities	1,010.3	946.4
Total Liabilities	1,286.7	1,207.8
Redeemable Common Stock	5.5	6.0
Total Shareholders’ Deficit	(273.5)	(278.9)
Total Liabilities, Redeemable Common Stock, and Shareholders’ Deficit	$1,018.7	$934.9

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

-more-

GenCorp Inc.
Condensed Consolidated Statements of Cash Flows
	Three Months ended
	February 28,	February 28,
(In millions)	2010	2009 (1)
	(Unaudited)
Operating Activities
Net (loss) income	$(8.9)	$19.4
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
(Income) loss from discontinued operations	(1.0)	3.8
Depreciation and amortization	6.0	6.0
Amortization of debt discount and financing costs	3.2	3.2
Stock-based compensation and savings plan expense, net	(1.5)	0.1
Changes in assets and liabilities	79.9	(42.7)
Net cash provided by (used in) continuing operations	77.7	(10.2)
Net cash used in discontinued operations	(0.3)	(0.3)
Net Cash Provided by (Used in) Operating Activities	77.4	(10.5)
Investing Activities
Marketable securities activity, net	(45.0)	—
Restricted cash	(67.3)	—
Capital expenditures	(4.2)	(1.7)
Net Cash Used in Investing Activities	(116.5)	(1.7)
Financing Activities
Proceeds from issuance of debt	200.0	—
Debt issuance costs	(5.9)	—
Debt repayments	(142.2)	(0.9)
Net Cash Provided by (Used in) Financing Activities	51.9	(0.9)
Net Increase (Decrease) in Cash and Cash Equivalents	12.8	(13.1)
Cash and Cash Equivalents at Beginning of Period	126.3	92.7
Cash and Cash Equivalents at End of Period	$139.1	$79.6

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

-more-

((
Use of Non-GAAP Financial Measures

In addition to segment performance (discussed earlier in this release), the Company provides Non-GAAP financial measure of the Company’s operational performance called Adjusted EBITDAP.  Management uses this metric to further its own understanding of the Company’s historical and prospective consolidated core operating performance of its segments, net of expenses incurred by its corporate activities in the ordinary, ongoing and customary course of its operations.  Further, the Company believes to effectively compare the core operating performance metric from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on the earnings of the Company, and items incurred outside the ordinary, ongoing and customary course of its operations.  Accordingly, management excludes from Adjusted EBITDAP interest expense, interest income, depreciation and amortization, retirement benefit plan costs (pension and postretirement benefits), and unusual items which management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

GenCorp Inc.
Reconciliation of GAAP measures to Non-GAAP measures
	Three Months Ended
	February 28,	February 28,
(In millions)	2010	2009 (1)
	(Unaudited)
GAAP (loss) income from continuing operations before income taxes	$(5.7)	$2.7
Interest expense	10.4	9.9
Interest income	(0.3)	(0.5)
Depreciation and amortization	6.0	6.0
Retirement benefit plan expense (benefit)	10.5	(1.4)
Unusual items	1.6	2.2
Adjusted EBITDAP	$22.5	$18.9

(1) Adjusted due to the adoption of new authoritative accounting guidance related to convertible debt securities

###